Exhibit 10.2
Execution Version
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].
Consent, Waiver and Amendment No. 2 to Note Purchase Agreement and Waiver under the Depositary Agreement
This CONSENT, WAIVER AND AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT AND WAIVER UNDER THE DEPOSITARY AGREEMENT, dated as of June 26, 2026 (this “Agreement”), is among CALISTOGA RESILIENCY CENTER, LLC, a Delaware limited liability company (the “Company”); the Holders party hereto; and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacities as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and depositary (in such capacity, together with its successors and assigns in such capacity, the “Depositary”).
R e c i t a l s
A.WHEREAS, the Company and the Purchasers are parties to that certain Note Purchase Agreement, dated as of April 4, 2025, as amended by Amendment No. 1 thereto dated August 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to the terms hereof, the “Note Purchase Agreement”), pursuant to which the Purchasers have purchased certain Notes issued by the Company;
B.WHEREAS, the Company, the Collateral Agent and the Depositary are parties to that certain Depositary Agreement, dated as of April 4, 2025, as amended by Amendment No. 1 thereto dated December 15, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”);
C.WHEREAS, Section 9.2 of the Note Purchase Agreement provides that the Company may optionally prepay all or any part of the Notes at 100% of the principal amount so prepaid, together with any accrued interest and the Make-Whole Amount determined for the prepayment date (the “Make-Whole Requirement”);
D.WHEREAS, in accordance with Section 9.2 of the Note Purchase Agreement, the Company hereby notifies the holders of the Notes that on or around July 1, 2026 (the “Prepayment Date”), the Company will make a voluntary prepayment of the principal amount of the Notes in an aggregate amount equal to $4,122,427.32 (the “Specified Prepayment”) in the amounts specified hereto on Annex I;
E.WHEREAS, in connection with the Specified Prepayment and pursuant to Section 18.1 of the Note Purchase Agreement, the Company has requested that the Holders (a) waive any applicable Make-Whole Amount then due and payable with respect to the Make-Whole Requirement in connection with such Specified Prepayment, and (b) waive the delivery of a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount as of the Prepayment Date, as required under Section 9.2 of the Note Purchase Agreement (such waivers, the “Make-Whole Waivers”);
F.WHEREAS, (a) pursuant to Section 18.1 of the Note Purchase Agreement, the Company has further requested that the Holders consent to decrease the amount of the Operating Reserve Requirement to $1,000,000 and (b) after giving effect to the Specified

Prepayment, the Excess Amount on deposit in the Debt Service Reserve Account would be $[***];
G. WHEREAS, in connection with the Specified Prepayment, the Company has requested that the Holders and the Depositary consent to (a) the release, withdrawal and transfer of $[***] from the Operating and Major Maintenance Reserve Account (the “O&M Excess Amount”) and $[***] from the Debt Service Reserve Account (the “DSRA Excess Amount” together with the O&M Excess Amount, collectively, the “Excess Reserve Amounts”) for application to the Specified Prepayment on the Prepayment Date pursuant to a Withdrawal Certificate delivered to the Depositary three (3) Business Days prior to the Prepayment Date and (b) waive the requirement under Section 3.03(e) of the Depositary Agreement that the DSRA Excess Amount be transferred to the Distribution Reserve Account, and (c) waive the requirement under Section 3.04(e) of the Depositary Agreement that the O&M Excess Amount be transferred to the Distribution Reserve Account (collectively, the “Depositary Waiver”);
H.WHEREAS, the Holders acknowledge (a) pursuant to Section 9.1 of the Note Purchase Agreement, in connection with the Specified Prepayment, the replacement of Annex II in its entirety with Schedule I attached hereto and (b) for purposes of the calculation of the Debt Service Coverage Ratio pursuant to Section 11.18 of the Note Purchase Agreement, the Debt Service shall be calculated after giving effect to the Specified Prepayment.
I.WHEREAS, Section 11.18 of the Note Purchase Agreement requires that, commencing with the first Calculation Date to occur following the first anniversary of COD, the Debt Service Coverage Ratio shall not be less than 1.00 to 1.00;
J.WHEREAS, pursuant to Section 18.1(b) of the Note Purchase Agreement, the Company has further requested that the Holders consent to an amendment of Section 11.18 of the Note Purchase Agreement such that the calculation of the Debt Service Coverage Ratio shall begin on November 30, 2026, the second Calculation Date after the first anniversary of COD.
K.NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Note Purchase Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Note Purchase Agreement. Unless otherwise indicated, all section, exhibit and schedule references in this Agreement refer to sections, exhibits or schedules of the Note Purchase Agreement.
Section 2.Consent and Waiver.
2.1As of the Effective Date, subject to the conditions precedent set forth in Section 6 and in reliance upon the representations, warranties and covenants of the Company contained in this Agreement, (a) the Holders hereby consent to the Make-Whole Waivers and (b) the Holders and Depositary hereby consent to the Depositary Waiver and (c) the Depositary hereby consents to the release, withdrawal and transfer of the Excess Reserve Amounts for application to the Specified Prepayment on or around the Prepayment Date pursuant to a Withdrawal Certificate delivered to the Depositary three (3) Business Days prior to the Prepayment Date.
Section 3.Amendments. As of the Effective Date, subject to the conditions precedent set forth in Section 6 and in reliance upon the representations, warranties and covenants of the Company contained in this Agreement, the Holders hereby consent to the following amendments to the Note Purchase Agreement:

3.1Amortization Schedule. Annex II of the Note Purchase Agreement is hereby replaced in its entirety with Schedule I attached hereto.
3.2Debt Service Coverage Ratio. Section 11.18 of the Note Purchase Agreement is hereby deleted and replaced in its entirety as follows:
“Section 11.18 Debt Service Coverage Ratio. On each Calculation Date, commencing with the second Calculation Date to occur following the first anniversary of COD, the Debt Service Coverage Ratio shall not be less than 1.00 to 1.00.”
3.3Operating Reserve Requirement. The defined term “Operating Reserve Requirement” in Schedule A to the Note Purchase Agreement is hereby deleted and replaced in its entirety as follows:
““Operating Reserve Requirement” means $1,000,000.”
Section 4.Acknowledgements. The Holders hereby acknowledge that, for purposes of the calculation of the Debt Service Coverage Ratio pursuant to Section 11.18 of the Note Purchase Agreement, the Debt Service shall be calculated based on the Amortization Schedule in effect after giving effect to the Specified Prepayment, and shall exclude the Specified Prepayment, any Make-Whole Amount waived in connection with the Specified Prepayment.
Section 5.Waiver and Amendment.
5.1The consent, waivers and amendments set forth in Sections 2 and 3 of this Agreement shall be effective only in the specific instances described herein and nothing herein shall be construed to limit or bar any rights or remedies of the Secured Parties. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that, other than as expressly contemplated in this Agreement, no change, amendment, waiver or consent with respect to the terms and provisions of any of the Financing Documents is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect other than as expressly set forth herein).
Section 6.Conditions Precedent to Effective Date. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent (the date upon which all such conditions are so satisfied is referred to herein as the “Effective Date”):
6.1The Collateral Agent shall have (i) duly executed this Agreement and (ii) received from each of the Company, the Depositary and the Holders counterparts of this Agreement duly executed on behalf of such Persons.
6.2All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Holders and their counsel, and such Holders shall have received all such counterpart originals or certified or other copies of such documents as such Holders or such counsel may reasonably request.
6.3The Company shall have paid on or before the Effective Date (to the extent reflected in an invoice rendered to the Company at least one (1) Business Day prior to the Effective Date) the reasonable fees, charges and disbursements of Winston Taylor LLP, special counsel to the Holders.
Section 7.Representations and Warranties of the Company. The Company represents and warrants to the Collateral Agent and the Holders that, as of the date hereof, after giving effect to the effectiveness of this Agreement:

7.1No Material Adverse Change shall have occurred and be continuing.
7.2The Company is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.
7.3This Agreement has been duly authorized by all necessary organizational action on the part of the Company, and this Agreement and the Note Purchase Agreement constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except, in each case, as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and (b) general equitable principles (whether enforceability is sought by proceedings in equity or at law).
7.4The execution, delivery and performance by the Company of this Agreement will not (a) contravene, result in a breach of, constitute a default under, or result in the creation of any Lien (other than the Liens created by the Financing Documents) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
7.5No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) consents, authorizations, filings and notices required by securities, regulatory or other applicable Legal Requirements in connection with an exercise of remedies, and (iii) which, if not obtained or made, would not reasonably be expected to result in a Material Adverse Effect.
7.6No Default or Event of Default has occurred and is continuing or will result from the entry into by the Company of this Agreement.
7.7The representations and warranties set forth in the Note Purchase Agreement and the other Financing Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except, in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
Section 8.Miscellaneous.
8.1Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constate one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

8.2ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT AND THE OTHER FINANCING DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
8.3GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. SECTION 23.7 (WAIVER OF TRIAL BY JURY) OF THE NOTE PURCHASE AGREEMENT IS HEREBY INCORPORATED BY REFERENCE.
8.4Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the parties hereto shall enter into good-faith negotiations to replace the invalid, illegal or unenforceable provision.
8.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to the Note Purchase Agreement and their respective successors and assigns permitted thereby.
8.6Ratification; Agreement Unchanged. The Note Purchase Agreement as amended hereby is in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as otherwise amended hereby.
8.7Financing Document; Collateral Confirmation. The Company confirms and agrees that this Agreement shall be deemed a Financing Document for all purposes of the Note Purchase Agreement. The Company reaffirms and reconfirms the grant of a security interest to the Collateral Agent set forth in the applicable Security Documents to which it is a party and that such grant shall remain in full force and effect notwithstanding the amendment of the Note Purchase Agreement pursuant to the terms and conditions of this Amendment.
[Signatures begin next page.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:
    CALISTOGA RESILIENCY CENTER, LLC

By:    /s/ Michael Beer
Name:     Michael Beer
Title:    Treasurer

[Signature Page to Consent, Waiver and Amendment No. 2 to Note Purchase Agreement]

    COLLATERAL AGENT:

    WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Collateral Agent

By:    /s/ Rebecca Ritter
Name:    Rebecca Ritter
Title:    Vice President
DEPOSITARY:
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Depositary
By:    /s/ Rebecca Ritter
Name:    Rebecca Ritter
Title:    Vice President
[Signature Page to Consent, Waiver and Amendment No. 2 to Note Purchase Agreement]

HOLDERS:
CALISTOGA 2025 I BORROWER, LLC
By:    /s/ Donald J. Puglisi
Name:    Donald J. Puglisi
Title:    Authorized Signatory

[Signature Page to Consent, Waiver and Amendment No. 2 to Note Purchase Agreement]

Schedule I
Amortization Schedule

		Amortization Payments	Interest Payments
2026	8/31/2026	$0.00	$165,134.70
2027	2/28/2026	$435,680.40	$487,282.80
2027	8/31/2027	$98,931.50	$474,652.70
2028	2/29/2028	$488,971.20	$464,804.60
2028	8/31/2028	$178,736.60	$446,650.80
2029	2/28/2029	$555,184.20	$430,955.00
2029	8/31/2029	$254,879.90	$411,694.00
2030	2/28/2030	$616,994.90	$393,004.00
2030	8/31/2030	$333,911.10	$370,166.50
2031	2/28/2031	$685,969.40	$348,454.70
2031	8/31/2031	$469,174.50	$321,589.50
2032	2/29/2032	$774,206.10	$295,972.20
Maturity -> 2032	4/4/2032	$5,508,426.10	$51,613.20